EXHIBIT 99.1


          Bach-Hauser and Fortune 1000 Group Mutually
           Terminate Discussions for Possible Buyout

Montreal, Feb 4, 2005 (PRIMEZONE via COMTEX) -- Bach-Hauser (OTC:
BHSR:PK) would like to announce that it has mutually decided with Fortune 1000 Group to terminate further discussions of any buyout of the Company's stock at this time. The conditions set forth in the conditional letter of intent may hinder the Company's future activities, so acting in the best interest of its shareholders the Company has decided to terminate these discussions at this time.

This press release contains forward-looking information within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. For those statements, the Company claims the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Such forward-looking statements by definition involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. In particular, there is no assurance that production, pricing levels or other factors pertaining to the manufacturing and retail operations will be sustained at the expected rates or levels over time. Discussions of factors, which may affect future results, are contained in the Company's most recent SEC filings.

SOURCE: Bach-Hauser, Inc.

By Staff

Contact: DM2 Technology Inc.
	 Martin Grenier (514) 448-6070